                                            Audited Financial Statements
                                          and Other Financial Information

                                               Robbins & Myers, Inc.
                                        Savings Plan for Salaried Employees
                                         of Chemineer, Edlon, and Pfaudler

                                                   For the period
                                       July 1, 1994 through December 31, 1994
                                        with Report of Independent Auditors

                                              Robbins & Myers, Inc.
                                       Savings Plan for Salaried Employees
                                        of Chemineer, Edlon, and Pfaudler

                                     Audited Financial Statements and Other
                                              Financial Information


                              For the period July 1, 1994 through December 31, 1994




                                                         TABLE OF CONTENTS

Report of Independent Auditors.......................................................................1

Audited Financial Statements

Statement of Assets Available for Plan Benefits......................................................2
Statement of Changes in Assets Available for Plan Benefits...........................................3
Notes to Financial Statements........................................................................4


Other Financial Information

Schedule of Assets Held for Investment...............................................................9
Schedule of Transactions or Series of Transactions in Excess of 5% of the
  Current Value of Plan Assets......................................................................10

                        Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Savings Plan
 for Salaried Employees of Chemineer, Edlon, and Pfaudler

We were engaged to audit the accompanying financial statements and schedules of the Robbins & Myers, Inc. Savings Plan for Salaried Employees of Chemineer, Edlon, and Pfaudler as of December 31, 1994 and for the period July 1, 1994 through December 31, 1994, as listed in the table of contents. These financial statements and schedules are the responsibility of the Plan's management.

As permitted by Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the investment information summarized in Note 3, which was certified by the Vanguard Fiduciary Trust Company, the trustee of the Plan, except for comparing such information with the related information included in the financial statements and supplemental schedules. We have been informed by the plan administrator that the trustee holds the Plan's investment assets and executes investment transactions. The plan administrator has obtained a certification from the trustee as of December 31, 1994 and for the period July 1, 1994 through December 31, 1994, that the information provided to the plan administrator by the trustee is complete and accurate.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the accompanying financial statements and schedules taken as a whole. The form and content of the information included in the financial statements and schedules, other than that derived from the investment information certified by the trustee, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.



July 13, 1995

                                         Robbins & Myers, Inc.
                                Savings Plan for Salaried Employees
                                   of Chemineer, Edlon, and Pfaudler

                            Statement of Assets Available for Plan Benefits

                                           December 31, 1994


 ASSETS
 Investments at fair value:
   Vanguard Wellington Fund                                                            $  2,179,563
   Vanguard Windsor Fund                                                                  1,759,425
   VMMR Prime Portfolio                                                                     725,665
   Vanguard Index Small Capitalization Portfolio                                            640,083
   Vanguard Windsor II                                                                    1,314,480
   Investment Contract Trust                                                              3,355,576
                                                                                       ------------
   Total investments                                                                      9,974,792

 Contributions receivable:
   Employer                                                                                  33,287
   Employee                                                                                  91,828
                                                                                       ------------
   Total receivables                                                                        125,115
                                                                                       ------------
 Assets available for plan benefits                                                    $ 10,099,907
                                                                                       ============

See accompanying notes.

                            Robbins & Myers, Inc.
                     Savings Plan for Salaried Employees
                      of Chemineer, Edlon, and Pfaudler

          Statement of Changes in Assets Available for Plan Benefits

            For the period July 1, 1994 through December 31, 1994


 ADDITIONS
 Contributions from employees                                                          $    586,550
 Contributions from employer                                                                216,565
 Dividends and interest                                                                     358,210
                                                                                       ------------
 Total additions                                                                          1,161,325

 DEDUCTIONS
 Withdrawals                                                                                495,580
 Administrative expenses                                                                        615
                                                                                       ------------
 Total deductions                                                                           496,195

 Unrealized and realized depreciation in fair value of investments                          572,615
                                                                                       ------------
 Net additions                                                                               92,515

 Transfer from previous plan (Note 1)                                                    10,007,392
                                                                                       ------------
 Assets available for plan benefits as of December 31, 1994                            $ 10,099,907
                                                                                       ============

 See accompanying notes.

                             Robbins & Myers, Inc.
                      Savings Plan for Salaried Employees
                       of Chemineer, Edlon, and Pfaudler

                         Notes to Financial Statements

                               December 31, 1994

1. DESCRIPTION OF PLAN

The Robbins & Myers, Inc. Savings Plan for Salaried Employees of Chemineer, Edlon, and Pfaudler (the Plan) is a defined contribution plan which covers salaried employees of Chemineer, Inc., Edlon, Inc., and Pfaudler, Inc. These companies were acquired from Eagle Industries, Inc. by Robbins and Myers, Inc. (the Company) on June 30, 1994. Effective July 1, 1994, all assets and participant account balances of the Eagle Industries, Inc. Employee Savings Plan attributed to participants who were employees of Chemineer, Inc., Edlon, Inc., and Pfaudler, Inc. were transferred to the Plan.

Each year, participants can make contributions of between 2 percent and 12 percent of pretax or after-tax annual compensation, as defined by the Plan. The Company contributes 50 percent of an employee's annual contribution. Only the first 6 percent of an employee's annual compensation is eligible for the employer's match.

Participants are immediately vested in their contributions, as well as the Company's matching contribution and any earnings on these contributions. Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

                             Robbins & Myers, Inc.
                      Savings Plan for Salaried Employees
                       of Chemineer, Edlon, and Pfaudler

                   Notes to Financial Statements (continued)




2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting. All assets of the Plan are held by the trustee.

INVESTMENT VALUATION

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Realized gains and losses on securities represent the difference between the proceeds received and the average cost of securities sold. Unrealized depreciation on securities represents the difference between the current value and the cost of the investment and is reflected in the statement of changes in assets available for plan benefits as a part of unrealized and realized depreciation in fair value of investments.

PARTICIPANTS' ACCOUNT BALANCES

All contributions are allocated to the individual participant accounts as contributions are received.

                             Robbins & Myers, Inc.
                      Savings Plan for Salaried Employees
                       of Chemineer, Edlon, and Pfaudler

                   Notes to Financial Statements (continued)




3. INVESTMENTS

During the period, the Plan's investments (including investments bought, sold, as well as held during the period) depreciated in value as follows:

                                                                                                  PERIOD
                                                                                               JULY 1, 1994
                                                                                                  THROUGH
                                                       NET DEPRECIATION                         DECEMBER 31,
                                                        IN FAIR VALUE                              1994
                                 ---------------------------------------------------------------------------
                                  Vanguard Wellington Fund                                     $     137,685
                                  Vanguard Windsor Fund                                              271,118

                                  Vanguard Index Small Capitalization Portfolio                       36,158
                                  Vanguard Windsor II                                                127,654

                                                                                              --------------
                                                                                               $     572,615
                                                                                              ==============

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of net assets available for plan benefits is as follows:

                                                                                               DECEMBER 31,
                                                                                                   1994
                                                                                              --------------
                                  Vanguard Wellington Fund                                     $   2,179,563
                                  Vanguard Windsor Fund                                            1,759,425
                                  VMMR Prime Portfolio                                               725,665
                                  Vanguard Index Small Capitalization Portfolio                      640,083
                                  Vanguard Windsor II                                              1,314,480
                                  Investment Contract Trust                                        3,355,576

                             Robbins & Myers, Inc.
                      Savings Plan for Salaried Employees
                       of Chemineer, Edlon, and Pfaudler

                   Notes to Financial Statements (continued)

                             Robbins & Myers, Inc.
                      Savings Plan for Salaried Employees
                       of Chemineer, Edlon, and Pfaudler

                   Notes to Financial Statements (continued)



5. INCOME TAX STATUS

The Plan administrator will apply with the Internal Revenue Service for the Plan to qualify under Section 401(a) of the Internal Revenue Code (IRC) and, therefore, not be subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification.

6. SUBSEQUENT EVENT

On April 12, 1995, the Corporate Benefits Committee authorized the merger of the Robbins & Myers, Inc. Employee Savings Plan into the Plan effective December 31, 1995. As of the date of this report, the Board of Directors had not approved the merger.

Other Financial Information

                                       Robbins & Myers, Inc.
                                Savings Plan for Salaried Employees
                                 of Chemineer, Edlon, and Pfaudler

                              Schedule of Assets Held for Investment

                                         December 31, 1994


                                                                                       CURRENT
       DESCRIPTION OF INVESTMENT                UNITS                   COST            VALUE
--------------------------------------------------------------------------------------------------
Vanguard Wellington Fund                     112,406.537             $  2,311,242     $2,179,563
Vanguard Windsor Fund                        139,747.839                2,026,132      1,759,425
VMMR Prime Portfolio                         725,664.920                  725,665        725,665
Vanguard Index Small Capitalization
    Portfolio                                 42,700.675                  676,147        640,083
Vanguard Windsor II                           83,089.747                1,441,381      1,314,480
Investment Contract Trust                  3,355,575.730                3,355,576      3,355,576
                                                                     -----------------------------
                                                                     $ 10,536,143     $9,974,792
                                                                     =============================

                                 Robbins & Myers, Inc. Savings Plan for
                          Salaried Employees of Chemineer, Edlon, and Pfaudler

                           Schedule of Transactions or Series of Transactions in Excess of 5% of the Current Value of Plan Assets

                          For the period July 1, 1994 through December 31, 1994


                IDENTITY OF                    DESCRIPTION           NUMBER OF        PURCHASE
              PARTY INVOLVED                    OF ASSETS            PURCHASES         PRICE
----------------------------------------------------------------------------------------------------
CATEGORY (I)--A SINGLE TRANSACTION IN EXCESS OF 5% OF PLAN ASSETS

Vanguard Wellington Fund                     Participating Units        1           $2,225,125
Vanguard Windsor Fund                        Participating Units        1            1,800,921
VMMR Prime Portfolio                         Participating Units        1              698,888
Vanguard Index Small Capitalization
  Portfolio                                  Participating Units        1              599,575
Vanguard Windsor II                          Participating Units        1            1,317,873
GIC I-92                                     Participating Units        1              634,113
Investment Contract Trust                    Participating Units        1            2,730,897


CATEGORY (III)--A SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS

Vanguard Wellington Fund                     Participating Units        8            2,870,488
Vanguard Windsor Fund                        Participating Units       10            2,448,907
VMMR Prime Portfolio                         Participating Units       20            2,112,201
Vanguard Index Small Capitalization
  Portfolio                                  Participating Units        8              808,451
Vanguard Windsor II                          Participating Units        8              685,313
GIC I-92                                     Participating Units       11            1,477,945
Investment Contract Trust                    Participating Units       18            3,538,206

There were no reportable category (ii) or (iv) transactions for the year.

                                                                          NOTE 4


                                                 Robbins & Myers, Inc.
                                          Savings Plan for Salaried Employees
                                           of Chemineer, Edlon, and Pfaudler

                                       Notes to Financial Statements (continued)


4. INVESTMENT FUND ACTIVITY

The Plan provides that participants may direct their and the Company's contributions to various types of investment funds. The changes in net assets available for plan benefits of the various funds for the period ended December 31, 1994, which have not been audited, are summarized in the following tables:

                                                                             PERIOD ENDED DECEMBER 31, 1994
                                 -----------------------------------------------------------------------------
                                                                                VANGUARD
                                     VANGUARD      VANGUARD        VMMR        INDEX SMALL
                                    WELLINGTON     WINDSOR         PRIME      CAPITALIZATION     VANGUARD
                                       FUND          FUND        PORTFOLIO      PORTFOLIO       WINDSOR II
                                 -----------------------------------------------------------------------------
Additions to net assets attributed
 to:
 Contributions from employees        $ 147,292     $ 133,062     $  41,087      $  52,915       $  76,742
 Contributions from employer            50,895        48,323        17,715         18,994          26,526
 Dividends and interest                 55,358       139,393        11,293         24,223          63,899
 Transfers in                                -        17,703        48,459            577          10,000
                                 -----------------------------------------------------------------------------
Total additions                        253,545       338,481       118,554         96,709         177,167

Deductions from net assets
 attributed to:
 Withdrawals                            80,484        81,657        62,470          8,456          32,501
 Administrative expenses                     -             -             -            615               -
 Transfers out                          51,175             -        20,316              -           3,310
                                 -----------------------------------------------------------------------------
Total deductions                       131,659        81,657        82,786          9,071          35,811

Unrealized and realized depreciation
 in fair value of investments          137,685       271,118             -         36,158         127,654
                                 -----------------------------------------------------------------------------
Net (deductions) additions             (15,799)      (14,294)       35,768         51,480          13,702




                                    -----------------------------------------
                                                   INVESTMENT
                                                    CONTRACT
                                      GIC I-92       TRUST           TOTAL
                                    -----------------------------------------
Additions to net assets attributed
 to:
 Contributions from employees         $      -   $   135,452      $  586,550

 Contributions from employer                 -        54,112         216,565
 Dividends and interest                 11,250        52,794         358,210
 Transfers in                                -       596,043         672,782
                                    -----------------------------------------
Total additions                         11,250       838,401       1,834,107
Deductions from net assets
 attributed to:
 Withdrawals                            48,449       181,563         495,580
 Administrative expenses                     -             -             615
 Transfers out                         596,914         1,067         672,782
                                    -----------------------------------------
Total deductions
                                       645,363       182,630       1,168,977
Unrealized and realized depreciation
 in fair value of investments                -             -         572,615
                                    -----------------------------------------
Net (deductions) additions            (634,113)      655,771          92,515

                                                       Robbins & Myers, Inc.
                                                Savings Plan for Salaried Employees
                                                 of Chemineer, Edlon, and Pfaudler

                                             Notes to Financial Statements (continued)


 Transfer from previous plan (Note 1)   2,225,125     1,800,921     698,888        599,575         1,317,873     634,113
                                     --------------------------------------------------------------------------------------

 Assets available for plan benefits
 as of December 31, 1994               $2,209,326    $1,786,627    $734,656       $651,055        $1,331,575    $      -
                                     ======================================================================================

 Transfer from previous plan (Note 1)      2,730,897      10,007,392
                                        -----------------------------

 Assets available for plan benefits
 as of December 31, 1994                  $3,386,668     $10,099,907
                                        =============================





8